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                                                                    EXHIBIT 8(w)

                                  AMENDMENT TO
                          FUND PARTICIPATION AGREEMENT

The Agreement entered into on the 1st day of May, 1996, by and between Canada Life Insurance Company of America and Dreyfus Variable Investment Fund, and The Dreyfus Socially Responsible Growth Fund, Inc. ("Agreement") is hereby amended as of October 28, 2002.

(1)     Section 1.11 is deleted in its entirety and replaced with the following
        Section 1.11:

        1.11 "Separate Account" shall mean the separate accounts of the Insurance Company listed on Exhibit B attached hereto, all of which are established in accordance with the laws of the State of Michigan.

(2) A new Exhibit B is added to the Agreement and includes the name of each separate account.

IN WITNESS WHEREOF, the parties hereto have executed this Fund Participation Agreement Amendment as of October 28, 2002.

                                       CANADA LIFE INSURANCE COMPANY OF AMERICA

                                       By: /s/ Craig R. Edwards
                                           --------------------

                                       Name: Craig R. Edwards

                                       Title: Secretary
Attest: /s/ Katherine Lydon
        -------------------

                                       DREYFUS VARIABLE INVESTMENT FUND

                                       By: /s/ Steven F. Newman
                                           --------------------

                                       Name: Steven F. Newman

                                       Title:  Assistant Secretary
Attest: /s/ Kathleen DeNicholas
        -----------------------

                                       THE DREYFUS SOCIALLY RESPONSIBLE GROWTH
                                       FUND, INC.

                                       By: /s/ Steven F. Newman
                                           --------------------

                                       Name: Steven F. Newman

                                       Title: Secretary

Attest: /s/ Kathleen DeNicholas
        -----------------------


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                                    EXHIBIT B
Separate Accounts

Canada Life of America Variable Annuity Account 1

Canada Life of America Variable Life Account 1